UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                      December 16, 2008

XL Capital Ltd
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10804	98-0191089
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda	HM11
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (441) 292-8515

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is being furnished under Item 7.01, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

XL Capital is providing the following clarification to a statement issued on December 22, 2008 on Form 8-K regarding affirmation of its A.M. Best financial strength rating:

Our A.M. Best  “A” Excellent/Stable Outlook financial strength ratings of our core insurance subsidiaries remain unchanged following our discussions with A.M.  Best last week and as described in our press release issued on December 16, 2008.

Item 8.01.  Other Events.

On December 16, 2008, subsidiaries of XL Capital Ltd (collectively, the “Company”) entered into an agreement (the “Agreement”) with AXA Insurance Ltd (formerly Winterthur Swiss Insurance Company) (“AXA”).  The Agreement releases to the parties all funds from the four-year term, collateralized escrow arrangement (the “Fund”) that was put in place in June 2006 as described in the Company’s Form 8-K filed on June 8, 2006 and releases both parties from all further obligations thereunder.

The Fund was initially funded with $185 million and structured to protect the Company from potentially non-performing third-party reinsurance related to the business of Winterthur International purchased by the Company from Winterthur Swiss Insurance Company in 2001 (the “Business”).  Pursuant to the terms of the Fund, any sums remaining in the Fund at the end of its term were to be shared between the Company and AXA in agreed percentages.  The Company has in the interim successfully collected more than 95% of such third-party reinsurance receivables on paid claims since the Fund was created, enabling the Company to agree with AXA to terminate the Fund early.

The Agreement provides that the Fund, currently containing approximately $172 million, will be terminated immediately, and the Company will be paid a greater share of the remaining funds than was originally agreed.  In return, the Company will release AXA, subject to certain exceptions, from the Sale and Purchase Agreement (the “SPA”), as amended, between the Company and AXA, and will commute AXA’s share of various reinsurance contracts where AXA reinsured subsidiaries of the Company relating to certain parts of the Business.  In addition, the Company and AXA have reached a definitive claims handling agreement governing defined Excluded Business, including asbestos claims and business written prior to 1986, which remain the financial responsibility of AXA.  The Company expects to record a profit ranging from $60 million to $80 million in connection with the Agreement and the adjustment of related provisions in the fourth quarter of 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 23, 2008

XL Capital Ltd

By: /S/ Kirstin Romann Gould Name: Kirstin Romann Gould
Title: General Counsel and Secretary